UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On December 21, 2005, JMAR Technologies, Inc. (JMAR) received a purchase order from a key U.S. city for two BioSentry Water Monitoring Systems to help protect the city's drinking water against the possible introduction of Cryptosporidium or other harmful microorganisms. The BioSentry systems will be installed in the municipal water plant to monitor the city's water on a 24-hour continual basis for the presence of potentially harmful Protozoa (e.g. Cryptosporidium and Giardia) and Bacterial Pathogens (e.g. E. coli). In February, 2006, one unit will be installed at the distribution point of the municipal water plant and the other unit will be installed at a pumping station in the distribution network. The city plans to showcase its BioSentry operations so other potential users can evaluate the benefits of this approach in their water districts.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on December 22, 2005 relating to the purchase by a U.S. city of two BioSentry Water Monitoring Systems to support new security measures and advanced water quality assurance.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

December 28, 2005	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on December 22, 2005 relating to a U.S. city purchase of two BioSentry Water Monitoring Systems to support new security measures and advanced water quality assurance.